Exhibit 10(c)(v)

CBS Corporation

Terms and Conditions of the Restricted Share Units

(With Time Vesting)

Granted Under the 2004 Long-Term Management Incentive Plan

ARTICLE I

TERMS OF RESTRICTED SHARE UNITS

                Section 1.1  Grant of Restricted Share Units.  CBS Corporation, a Delaware corporation (the ‘‘Company’’), has awarded the Participant restricted share units (the ‘‘RSUs’’) under the CBS Corporation 2004 Long-Term Management Incentive Plan, as amended from time to time (the ‘‘Plan’’).  The RSUs have been awarded to the Participant subject to the terms and conditions contained in (A) the certificate for the grant of RSUs attached hereto (the “Restricted Share Units Certificate”), (B) the terms and conditions contained herein (the Restricted Share Units Certificate and the terms and conditions, collectively, the “Certificate”) and (C) the Plan, the terms of which are hereby incorporated by reference (the terms listed in (A), (B), and (C), collectively, the “Terms and Conditions”).  A copy of the Plan has been or is being provided to the Participant.  Capitalized terms that are not otherwise defined herein have the meanings assigned to them in the Restricted Share Units Certificate or the Plan.

                Section 1.2  Terms of RSUs.

                (a)  General and Vesting.  Each RSU corresponds to one share of Class B Common Stock and represents the right to receive one share of Class B Common Stock upon vesting. RSUs will be subject to forfeiture and other restrictions until the applicable vest date.  The RSUs shall vest in equal installments on each of the [first, second and third] [first, second, third and fourth] anniversaries of the Date of Grant, except that any fractional RSUs resulting from this vesting schedule shall be aggregated and shall vest on whichever of the preceding vesting dates shall be determined by the Company in accordance with its customary procedures.  In accordance with and subject to Section 1.2(d) below, in the event of the Participant’s termination of employment for any reason, unvested RSUs shall be forfeited to the Company.

                (b)  Settlement.  On the date each installment of the RSUs vests, that installment of the vested RSUs shall be payable in shares of Class B Common Stock, which may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration; provided, however, that such shares shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable. (The Company currently does not issue share certificates for the Class B Common Stock.)  The Company will settle vested RSUs by delivering the corresponding number of shares of Class B Common Stock (less any shares withheld to satisfy withholding tax obligations) to the Participant’s equity compensation account maintained with Smith Barney (or its successor as service provider to the Company’s equity compensation plans). Following settlement, the Participant may direct Smith Barney (or its successor) to sell some or all of such shares, may leave such shares in such equity compensation account or may transfer them to an account that the Participant maintains with a bank or broker by following the instructions made available to the Participant by the Company.

(c)      Dividend Equivalents.  Dividend Equivalents shall accrue on the RSUs until the RSUs are vested, unless the Participant has elected to defer settlement of such RSUs, in which case Dividend Equivalents shall accrue on the RSUs until the date of such deferred settlement.  Dividend Equivalents will be subject to the same vesting and forfeiture conditions as the underlying RSUs on which the Dividend Equivalents were accrued.  The Company shall maintain a bookkeeping account on behalf of the Participant to record the amount of the Dividend Equivalents credited in respect of the Participant’s RSUs and shall periodically credit the accrual of Dividend Equivalents to the Participant’s account at such time and in such manner as determined by the Committee, in its sole discretion.  Accrued Dividend Equivalents that have been credited to the Participant’s account shall be paid in cash through payroll (reduced by any amounts withheld to satisfy withholding tax obligations) as soon as practicable following the date the RSUs on which the Dividend Equivalents accrued are settled or on such later date on which a regular cash dividend with respect to any accrued Dividend Equivalents is paid on the Class B Common Stock.  Accrued Dividend Equivalents that have been credited to the Participant’s account will not be paid with respect to any RSUs that do not vest and are cancelled.  Dividend Equivalents will not be credited with any interest or other return between the date they accrue and the date they are paid to the Participant.

(d)                   Termination of Employment.

(i)                 If the Participant is a party to an employment agreement with the Company or one of its Subsidiaries at the time of a termination of employment that provides for different treatment from Section 1.2(d)(ii), the terms of the Participant’s employment agreement will control.

(ii)              Otherwise, in the event that the Participant’s employment with the Company or any of its Subsidiaries ends for any reason before the RSUs have vested in accordance with Section 1.2(a) hereof, the Participant shall forfeit all unvested RSUs (and all unvested Dividend Equivalents accrued thereon) as of the date of such termination of employment, unless the Committee determines otherwise.  A ‘‘termination of employment’’ occurs, for purposes of the RSUs, when a Participant is no longer an employee of the Company or any of its Subsidiaries for any reason, including, without limitation, a reduction in force, a sale or divestiture or shut-down of the business for which the Participant works, the Participant’s voluntary resignation, the Participant’s termination with or without cause or the Participant’s retirement, death or permanent disability.  Unless the Committee determines otherwise, the employment of a Participant who works for a Subsidiary shall terminate, for purposes of the RSUs, on the date on which the Participant’s employing company ceases to be a Subsidiary.

ARTICLE II

ADJUSTMENT OF AWARDS

                Section 2.1 Effect of Certain Corporate Changes.  In the event of a merger, consolidation, stock split, reverse stock split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to the number and kind of securities subject to the RSUs, as it deems appropriate. The Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder. Such determinations by the Committee shall be conclusive and binding on all persons for all purposes.

ARTICLE III

DEFINITIONS

                As used herein, the following terms shall have the following meanings:

                (a)      “Board” shall mean the Board of Directors of the Company.

                (b)      “Certificate” shall mean the Restricted Share Units Certificate, together with the terms and conditions contained herein.

                (c)       “Class B Common Stock” shall mean shares of Class B Common Stock, par value $0.001 per share, of the Company.

                (d)      “Code” shall mean the U.S. Internal Revenue Code of l986, as amended, including any successor law thereto and the rules and regulations promulgated thereunder.

                (e)      “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan).

                (f)       “Date of Grant” shall be the date set forth on the Restricted Share Units Certificate.

                (g)     “Dividend Equivalent” shall mean an amount in cash equal to the regular cash dividend that would have been paid on the number of shares of Class B Common Stock underlying the RSUs.

                (h)     “Fair Market Value” of a share of Class B Common Stock on a given date shall be the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or as reported by any other authoritative source selected by the Company.

                (i)       “Participant” shall mean the employee named on the Restricted Share Units Certificate.

                (j)       “Restricted Share Units Certificate” shall have the meaning set forth in Section 1.1 hereof.

                (k)     “Section 409A” shall mean Section 409A of the Code and the rules, regulations and guidance promulgated thereunder from time to time.

                (l)     “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

                (m)   “Terms and Conditions” shall mean the Certificate, together with the Plan.

ARTICLE IV

MISCELLANEOUS

             Section 4.1  No Rights to Grants or Continued Employment.  Neither the Terms and Conditions nor any action taken in accordance with such documents shall confer upon the Participant any right to be employed by or to continue in the employment of the Company or any Subsidiary, or to receive any future awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate the Participant’s employment at any time for any reason.

Section 4.2  Restriction on Transfer.  RSUs may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of; provided, however, that the Committee may permit transferability, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 4.3  Taxes.  The Company or a Subsidiary, as appropriate, shall be entitled to withhold from any RSUs that vest, and from any payment (including payment of accrued dividends) made with respect to the RSUs or otherwise under the Plan to the Participant or a Participant’s estate or any permitted transferee, an amount sufficient to satisfy any U.S. federal, state, local and/or other tax withholding requirements. The Company expects that, in order to satisfy such requirements, it will (i) in connection with the vesting of any RSUs, retain a portion of such shares, and (ii) in connection with the payment any accrued cash dividends, retain a portion of the cash amount that would otherwise be paid. As a condition to receiving this grant of

RSUs, the Participant has agreed to the foregoing actions to satisfy such tax withholding requirements. Notwithstanding the foregoing, the Company may, in its discretion and subject to such conditions as it may determine, require or permit the Participant to satisfy such tax withholding requirements through some other means (including without limitation by payment of a cash amount equal to the amount of such tax withholding requirements or by delivery of Class B Common Stock already owned by the Participant having a Fair Market Value equal to the amount of such tax withholding requirements).

Section 4.4  Stockholder Rights; Unsecured Creditor Status.  The grant of RSUs shall not entitle the Participant or a Participant’s estate or any permitted transferee to any rights of a holder of shares of Class B Common Stock, prior to the time that the Participant, the Participant’s estate or the permitted transferee shall become the registered or beneficial holder of the Class B Common Stock underlying the RSUs.  Unless otherwise determined by the Committee in its discretion, no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Class B Common Stock for which the record date is prior to the date on which the Participant, a Participant’s estate or any permitted transferee shall become the registered or beneficial holder of such shares of Class B Common Stock. RSUs constitute unsecured and unfunded obligations of the Company. As a holder of RSUs, the Participant shall have only the rights of a general unsecured creditor of the Company.

Section 4.5  No Restriction on Right of Company to Effect Corporate Changes.  The Terms and Conditions shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                Section 4.6  Section 409A.

                (a)       The intent of the parties is that payments and distributions under these Terms and Conditions comply with Section 409A and, accordingly, to the maximum extent permitted, these Terms and Conditions shall be interpreted to be in compliance therewith.

                (b)        Notwithstanding any provision to the contrary in these Terms and Conditions, if the Participant is deemed on the date of termination to be a “specified employee” (as determined by the Company pursuant to Section 409A), and any portion of the Participant’s RSUs constitute deferred compensation within the meaning of Section 409A, then such payment or distribution shall not be made or provided (subject to the last sentence hereof) prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service” (as such term is defined under Section 409A) or (ii) the date of Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and distributions delayed pursuant to this section shall be paid or distributed to the Participant promptly subject to applicable withholding, and any remaining payments and distributions due thereafter under these Terms and Conditions shall be paid or distributed in accordance with the dates specified for them herein.

                (c)        In no event whatsoever (including, but not limited to as a result of paragraph (a) or paragraph (b) above or otherwise) shall the Company be liable for any tax, interest or penalties that may be imposed on the Participant by Code Section 409A or any damages for failing to comply with Section 409A or (a) or (b) above. The Participant acknowledges that he or she has been advised to obtain independent legal, tax or other counsel in connection with Code Section 409A.

                Section 4.7  Interpretation.  In the event of any conflict between the provisions of the Certificate (including the definitions set forth herein) and those of the Plan, the provisions of the Plan will control.  Additionally, in the event of a conflict or ambiguity between the provisions of the Certificate and the provisions of any employment agreement that is in effect and applicable to the Participant with respect to the RSUs, the provisions of such employment agreement shall be deemed controlling to the extent such provisions are consistent with the provisions of the Plan and are more favorable to the Participant than the provisions of the Certificate.

                Section 4.8  Governmental Regulations.  The RSUs shall be subject to all applicable rules and regulations of governmental or other authorities.

                Section 4.9  Headings.  The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Terms and Conditions.

                Section 4.10  Governing Law.  The Terms and Conditions and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.